UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2016
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 29, 2016, XL Group plc (the “Company”) announced a proposed change to the place of incorporation of the group's parent holding company to Bermuda from Ireland (the "Redomestication"), with XL Group Ltd as the new Bermuda company that will become the ultimate parent holding company of the XL group of companies. On May 11, 2016, the Company filed a definitive proxy statement (the “Proxy Statement”) in connection with the Redomestication, which sets June 23, 2016 as the date of the shareholders' meetings to vote on the Redomestication and related matters. The current directors of the Company will become the directors of XL Group Ltd if the Company’s shareholders approve the Redomestication. As described in the Proxy Statement, the Redomestication will be effected through a scheme of arrangement. Upon occurrence of the Redomestication, XL Group plc will become a direct, wholly-owned subsidiary of XL Group Ltd, and the current directors of XL Group plc will become directors of XL Group Ltd immediately prior to the effectiveness of each director’s resignation from the board of XL Group plc, each for a term scheduled to expire upon the conclusion of the XL Group Ltd 2017 shareholders' meeting. Accordingly, on May 13, 2016, each of our current directors who, as reported below under Item 5.07, was elected to a one year term at the Company’s annual general meeting on May 13, 2016 (Ramani Ayer, Stephen Catlin, Dale Comey, Claus-Michael Dill, Robert Glauber, Edward Kelly, III, Suzanne Labarge, Joseph Mauriello, Michael McGavick, Eugene McQuade, Clayton Rose, Anne Stephens and John Vereker) delivered to the Company his or her resignation, contingent on, and effective only if the scheme of arrangement effecting the Redomestication proceeds, at which time they will become directors of XL Group Ltd. The Redomestication is subject to receipt of necessary regulatory approvals, approval by the Company's shareholders, satisfaction of other conditions and sanctioning by the High Court of Ireland. The resignations will have no force or effect in the event the Redomestication is not undertaken for any reason.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual general meeting of holders of XL Group plc’s (the “Company's”) ordinary shares was held on May 13, 2016. Voting results for each matter voted upon are as follows:
1. The election of thirteen Directors to hold office until 2017:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Ramani Ayer	231,244,892	2,862,642	248,146	12,134,725
Stephen Catlin	231,701,172	2,399,299	255,209	12,134,725
Dale Comey	231,888,013	2,218,938	248,729	12,134,725
Claus-Michael Dill	233,796,129	311,555	247,996	12,134,725
Robert Glauber	230,362,007	3,744,851	248,822	12,134,725
Edward Kelly, III	231,899,809	2,207,746	248,125	12,134,725
Suzanne Labarge	233,839,278	237,272	279,130	12,134,725
Joseph Mauriello	233,668,306	439,229	248,145	12,134,725
Michael McGavick	233,808,057	299,756	247,867	12,134,725
Eugene McQuade	227,574,443	6,533,138	248,099	12,134,725
Clayton Rose	231,211,123	2,896,674	247,883	12,134,725
Anne Stevens	231,222,632	2,885,794	247,254	12,134,725
John Vereker	233,829,592	277,956	248,132	12,134,725

2. The appointment of PricewaterhouseCoopers LLP to act as the registered independent public accounting firm for the Company for the year ending December 31, 2016, and the authorization of the Audit Committee of our Board of Directors to fix the remuneration of PricewaterhouseCoopers LLP:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
244,304,142	1,940,928	245,335	0

3. The non-binding, advisory vote on the compensation of the Company's named executive officers:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
212,777,927	20,969,666	608,087	12,134,725
4. Renewal of the Board of Directors' existing authority to issue shares, warrants, convertible instruments and options under Irish law:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
243,101,871	3,317,606	70,928	0

5. Renewal of the Board of Directors' existing authority to issue shares for cash without first offering shares to existing shareholders under Irish law:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
245,453,204	963,012	74,189	0

6. The amendment and restatement of the 1991 Performance Incentive Program, including the increase the number of shares available for issuance under the program:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
221,543,080	12,549,055	263,545	12,134,725

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     May 19, 2016
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary